Investors / Corporate: John Emery, CFO (732) 537-4804 investor@inventivhealth.com	Media: Felicia Vonella (212) 308-7155 fvonella@inventivhealth.com

inVentiv Health Reports Record Financial Results for
Fourth Quarter and Full Year 2006

Increases Revenue and Earnings Guidance for 2007

•	2006 total revenues up 38% for full year; 21% for fourth quarter
•	2006 adjusted EPS up 23% for full year (up 7% on GAAP basis); up 21% for fourth quarter (down 15% on GAAP basis)
•	Raising 2007 Revenue Guidance to $890 - 910mm and Adjusted EPS Guidance to $1.75 - $1.85 (GAAP EPS Guidance to $1.53 - $1.63)
•	Continuing New Win Momentum and Pipeline Strengthening Across Segments
•	Announcing Strategic Acquisitions of Ignite Health and Chamberlain Healthcare Public Relations

See note (1) below for a discussion of non-GAAP financial information.

SOMERSET, NEW JERSEY, February 27, 2007 -- inVentiv Health, Inc. (NASDAQ: VTIV), a leading provider of commercialization services to the global pharmaceutical and life sciences industries, today announced record financial results for the fourth quarter and full year of 2006. The Company is also raising its revenue and earnings guidance for 2007.

Fourth Quarter 2006 Results from Continuing Operations:

•
Total revenues increased 21% to $211.8 million for the fourth quarter of 2006, compared to $175.3 million for the fourth quarter of 2005. Net revenues increased 22% to $170.3 million for the fourth quarter of 2006, compared to $139.7 million for the fourth quarter of 2005.

•
Adjusted operating income increased 29% to $24.0 million for the fourth quarter of 2006, compared to $18.6 million for the fourth quarter of 2005. GAAP operating income was $18.5 million for the fourth quarter of 2006, compared to $18.3 million for the fourth quarter of 2005.

•
Adjusted income from continuing operations increased 28% to $12.5 million for the fourth quarter of 2006, compared to $9.8 million for the fourth quarter of 2005. GAAP income from continuing operations was $-9.0 million for the fourth quarter of 2006, compared to $9.8 million for the fourth quarter of 2005.

•
Adjusted diluted EPS increased 21% to $0.41 for the fourth quarter of 2006, compared to $0.34 for the fourth quarter of 2005. GAAP diluted EPS was $0.29 for the fourth quarter of 2006, compared to $0.34 for the fourth quarter of 2005.

Full Year 2006 Results from Continuing Operations:

•	Total revenues increased 38% to $766.2 million for 2006, compared to $556.3 million for 2005. Net revenues increased 35% to $631.6 million for 2006, compared to $467.0 million for 2005.

•	Adjusted operating income increased 47% to $89.1 million for 2006, compared to $60.7 million for 2005. GAAP operating income was $78.1 million for 2006, compared to $60.0 million for 2005.

•
Adjusted income from continuing operations increased 30% to $45.5 million for 2006, compared to $35.0 million for 2005. GAAP income from continuing operations was $-49.2 million for 2006, compared to $43.1 million for 2005.

•	Adjusted diluted EPS increased 23% to $1.52 for 2006, compared to $1.24 for 2005. GAAP diluted EPS was $1.64 for 2006, compared to $1.53 for 2005.

Adjusted figures exclude compensation expense related to vested stock options and restricted stock, interest income or expense related to the Company’s interest rate hedge of its $175 million term loan facility and any acquisition-related incentive expense and non-recurring tax adjustments, as further detailed in Note 1.

2006 Highlights and Key Accomplishments:

•
Record Revenue, Operating Income and Earnings per Share: Total revenue, adjusted operating income and adjusted earnings per share of $766.2 million, $89.1 million and $1.52, respectively, were new records for inVentiv, underscoring the strength of the Company’s multi-faceted business model and continued effective execution across its businesses.

•
inVentiv Clinical reported record total revenues of $149.8 million during 2006 and $39.0 million during the fourth quarter of 2006, reflecting continued strong performance in clinical staffing and increased traction in functional outsourcing. Billable headcounts in clinical staffing continued to increase meaningfully during the year, further strengthening inVentiv Clinical’s market position in an expanding clinical trials marketplace. In addition, inVentiv Clinical has recently won several new functional outsourcing relationships with both large and mid-sized clients.

•
inVentiv Communications reported record total revenues of $257.0 million during 2006 and $73.5 million during the fourth quarter of 2006. The agency businesses posted record revenues, winning significant new contracts with Merck, Biogen, Ethicon, Cephalon and others. The patient compliance business also posted record revenues based on significant programs launched for several new brands and clients, and initiated the ramp-up of a significant new multi-brand relationship with a top-five pharmaceutical company.

•
inVentiv Commercial reported total revenues of $359.4 million during 2006 and $99.3 million during the fourth quarter of 2006. The division finished 2006 strongly, with several new sales team wins and expansions including Novartis, Santarus, Quinnova, Leitner and Mission, as well as new wins and expansions in specialty services with over 15 clients. In addition, the business is broadening its range of sales and marketing models to more comprehensively support the many different outsourcing needs of large Pharma, and announced today a significant new ‘on-boarding’ program win for a top-10 pharmaceutical company.

•
Strategic Acquisitions: During 2006 inVentiv strengthened its Clinical group with the addition of Synergos, Communications group with the addition of Adheris and JSAI and Commercial Group with the addition of MedConference and DialogCoach. Following the end of the fourth quarter of 2006 inVentiv also signed definitive agreements to acquire Ignite Health and Chamberlain Healthcare Public Relations. Ignite, a leading player in the rapidly growing pharmaceutical interactive communications space, positions inVentiv to build a top-tier presence in the interactive arena. Chamberlain is a leading player in the increasingly important area of pharmaceutical public relations and positions inVentiv to build a top-tier presence in this space.

•
Strong Cash Flow: As a result of the strength of inVentiv’s operations, the company generated $85.7 million of cash flow from operations during 2006, including $24.4 million in the fourth quarter. inVentiv was able to fund the cash consideration for all 2006 acquisitions from this internal cash flow, and finished the year with $79.9 million of cash on the balance sheet.

Mr. Eran Broshy, Chairman and Chief Executive Officer of inVentiv Health, commented, “I am extremely pleased with inVentiv’s record fourth quarter and full year results, demonstrating our unique leadership position built on a strong and diversified business model. We have continued to effectively execute for our clients by offering best-in-class offerings. At the same time, I am excited at our increasing new win momentum and the significant new business pipeline we are pursuing.”

“As announced earlier today, we have signed definitive agreements to acquire Ignite and Chamberlain following the end of the fourth quarter. As leading providers in their respective sectors, we are enthusiastic about the added capabilities these two highly-complementary businesses bring to our mix of offerings, and excited about the combined opportunities we will be pursuing.”

2007 Guidance Update

Based on the Company’s record performance during the fourth quarter and full year of 2006 and its increasingly strong outlook for 2007, as well as the additions of Ignite and Chamberlain, inVentiv is increasing its 2007 revenue guidance from $830 - $850 million to $890 - $910 million, and its 2007 adjusted earnings per share guidance from $1.70 - $1.80 to $1.75 - $1.85 (GAAP earnings per share guidance of $1.53 - $1.63).

Both the previous and updated adjusted guidance excludes compensation expense related to vested stock options and restricted stock, interest income or expense related to the Company’s interest rate hedge of its $175 million term loan facility and any nonrecurring tax adjustments.

Conference Call Information:

Tuesday, February 27, 2007, 9:00 a.m. Eastern Time
Call in number: 877-336-9182 (Domestic) or 706-634-1065 (International)
Live and archived webcast: www.inventivhealth.com

A replay of the call will be available immediately following the call through March 7, 2007 at 800-642-1687. The conference ID number for the replay is 7497513.

About inVentiv Health

inVentiv Health, Inc. (NASDAQ: VTIV) is the leading provider of commercialization and complementary services to the global pharmaceutical, life sciences and biotechnology industries. inVentiv delivers its customized clinical, sales, marketing and communications solutions through its three core business segments: inVentiv Commercial, inVentiv Communications and inVentiv Clinical. inVentiv Health currently works with over 200 unique pharmaceutical, biotech and life sciences clients, including all top 20 global pharmaceutical companies. For more information, visit www.inventivhealth.com.

(1)  USE OF NON-GAAP FINANCIAL MEASURES

This press release contains non-GAAP financial information which is intended to make the Company’s financial statements more directly comparable on a period-to-period basis, with the objective of enhancing investors’ overall understanding of the Company’s past financial performance and future prospects. Table 3 below contains reconciliations of the non-GAAP financial measures contained in this press release to the most directly comparable GAAP financial measures. The non-GAAP financial information is related to the following three factors:

•
Compensation expense related to vested stock options and restricted stock: The Company adopted FAS 123(R) as of January 1, 2006 and commenced recording expense for vested stock options and restricted stock as of that date, as opposed to recording expense only for vested restricted stock during 2005. In order to present the financial statements on a comparable period-to-period basis, compensation expense was adjusted for both periods to exclude expense related to vested stock options and restricted stock.

•
Acquisition-related incentive: The fourth quarter and full-year periods exclude $3.5 million of non-recurring incentive expense arising from a pre-acquisition liability related to the acquisition of inVentiv Communications, Inc. (then named inChord Communications, Inc.) ("inChord"). In connection with the inChord acquisition, the Company assumed a $7.5 million existing liability (out of a potential $15.0 million liability) on inChord’s balance sheet relating to certain performance thresholds over a three-year period from 2005 through 2007. The Company has monitored these performance thresholds on a quarterly basis, and the $3.5 million of additional non-recurring expense was recorded as a result of management's evaluation of new business wins during 2006 and the strengthened outlook for inChord’s business during 2007.

•
Interest expense related to the Company’s interest rate hedge of its $175 million term loan facility: In October 2005, the Company engaged in an interest rate hedge of its $175 million term loan facility, which did not qualify for hedge accounting until July 2006. In July 2006, the Company employed a hypothetical derivative model to assess ineffectiveness, thus qualifying for hedge accounting. For the three-months ended December 31, 2006 and 2005, the Company recorded $0.3 million of interest expense and $0.3 million of interest income, respectively, relating to the ineffectiveness of the hedge for each quarter. For the twelve-months ended December 31, 2006 and 2005, the Company recorded $2.0 million and $0.3 million of interest income, respectively, relating to the ineffectiveness of the hedge for each period (derivative only existed since October 2005). In order to present the financial statements on a comparable period-to-period basis, interest expense was adjusted to exclude these adjustments in their respective periods. If the hedge agreement continues until its full term in October 2008, approximately $2.3 million of net interest income recognized to date (from October 2005 to December 2006) will be offset by an equal amount of interest expense recognized during the remaining term of the agreement, as the Counterparty’s obligation to the Company will be reduced to zero at the conclusion of the agreement.

•
Tax benefits related to the utilization of net operating losses of divested entities: The Company recorded tax benefits of $9.1 million in the second quarter of 2006, and $6.7 million in the third quarter of 2005, related to the utilization of net operating losses of divested entities, and an additional $1.6 million in the first quarter of 2005 relating to prior period tax contingencies, which were no longer required. In order to present the financial statements on a comparable period-to-period basis, tax expense was adjusted to exclude these benefits for full year 2005 and 2006.

The Company believes that these non-GAAP financial measures are a more accurate basis for evaluating ongoing Company performance and planning and forecasting of future periods, and uses these non-GAAP financial measures internally for the foregoing purposes.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks that may cause inVentiv Health's performance to differ materially. Such risks include, without limitation: changes in trends in the pharmaceutical industry or in pharmaceutical outsourcing; our ability to compete successfully with other services in the market; our ability to maintain large client contracts or to enter into new contracts; and, our ability to operate successfully in new lines of business. Readers of this press release are referred to documents filed from time to time by inVentiv Health, Inc. with the Securities and Exchange Commission for further discussion of these and other factors.

# # #

Table 1
inVentiv Health, Inc.
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share amounts)
(unaudited)

	For the Three-Months Ended		For the Twelve-Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Net revenues	$170,260	$139,693	$631,620	$467,013
Reimbursable out-of-pockets	41,548	35,613	134,625	89,299
Total revenues	211,808	175,306	766,245	556,312

Operating expenses:
Cost of services	110,512	89,906	410,184	327,648
Reimbursed out-of-pocket expenses	42,161	35,882	136,565	89,377
Selling, general and administrative expenses	40,609	31,231	141,418	79,313
Total operating expenses	193,282	157,019	688,167	496,338

Operating income	18,526	18,287	78,078	59,974
Interest expense	(3,607)	(2,913)	(11,361)	(3,955)
Interest income	914	568	2,694	1,409
Income from continuing operations before income tax provision, minority interest in income of subsidiary and income from equity investments	15,833	15,942	69,411	57,428
Income tax provision	(6,561)	(6,000)	(19,166)	(14,229)
Income from continuing operations before minority interest in income of subsidiary and income from equity investments	9,272	9,942	50,245	43,199
Minority interest in income of subsidiary	(302)	(224)	(1,207)	(224)
Income from equity investments	27	107	160	107
Income from continuing operations	8,997	9,825	49,198	43,082

Income from discontinued operations:
Gains (losses) on disposals of discontinued operations, net of taxes	768	(859)	2,037	781
Income (loss) from discontinued operations	768	(859)	2,037	781

Net income	$9,765	$8,966	$51,235	$43,863

Earnings per share:
Continuing operations:
Basic	$0.30	$0.35	$1.69	$1.60
Diluted	$0.29	$0.34	$1.64	$1.53
Discontinued operations:
Basic	$0.03	($0.03)	$0.07	$0.03
Diluted	$0.03	($0.03)	$0.06	$0.03
Net income:
Basic	$0.33	$0.32	$1.76	$1.63
Diluted	$0.32	$0.31	$1.70	$1.56
Weighted average common shares outstanding:
Basic	29,816	27,680	29,159	26,875
Diluted	30,596	28,941	30,058	28,165

Table 2

inVentiv Health, Inc.
Selected Financial Data
($’s in 000’s)

	December 31,	December 31,
	2006	2005

Cash (1)..……………………………………………	$79,885	$76,980
Account Receivable, Net……………………………	$124,283	$112,782
Unbilled Services…………………………………...	$75,691	$41,206
Total assets……..…………………………………...	$771,054	$583,894
Client Advances & Unearned Revenue……………..	$64,508	$29,393
Working Capital (2)………………………………...	$86,684	$113,557
Long-term debt (3)………………………………...	$164,584	$174,563
Capital Lease Obligations (3)……………………..	$33,508	$28,554
Depreciation (4)…………………………………….	$15,130	$15,491
Amortization (4)…………………………………….	$5,610	$1,934
Days Sales Outstanding (5)…………………………	73	74

1)	Cash includes restricted cash of $0.1 million at December 31, 2006 and $3.9 million at December 31, 2005.

2)	Working Capital is defined as total current assets less total current liabilities.

3)	Liabilities are both current and noncurrent.

4)	Depreciation and amortization are reported on a year-to-date basis.

5)
Days Sales Outstanding (“DSO”) is measured using the combined amounts of Accounts Receivable and Unbilled Services (excluding work-in-progress, which does not affect calculation) outstanding as of the Balance Sheet date, against Revenues for the trailing 3-month period then ended.

Table 3
inVentiv Health, Inc.
Non-GAAP Income Statement Reconciliation
For the Three and Twelve Months Ended December 31, 2006 and 2005

	Three-Months Ended December 31,		Twelve-Months Ended December 31,
(in millions)	2006	2005	2006	2005
Operating income, as reported	$18.5	$18.3	$78.1	$60.0
Add: Share-based compensation arising from adoption of FAS 123R (for 2006)	2.0	0.3	7.5	0.7
Add: Acquisition-related incentive	3.5	--	3.5	--
Operating income, as adjusted	$24.0	$18.6	$89.1	$60.7

	Three-Months Ended December 31,		Twelve-Months Ended December 31,
(in millions)	2006	2005	2006	2005
Income from continuing operations, as reported	$9.0	$9.8	$49.2	$43.1
Add: Share-based compensation arising from adoption of SFAS 123R, net of taxes	1.2	0.2	4.5	0.4
Add: Acquisition-related incentive, net of taxes	2.1	--	2.1	--
Add (Subtract): Derivative interest, net of taxes	0.2	(0.2)	(1.2)	(0.2)
Deduct: Tax benefit	--	--	(9.1)	(8.3)
Income from continuing operations, as adjusted	$12.5	$9.8	$45.5	$35.0

	Three-Months Ended December 31,		Twelve-Months Ended December 31,
	2006	2005	2006	2005
Diluted earnings per share from continuing operations, as reported	$0.29	$0.34	$1.64	$1.53
Add: Share-based compensation arising from adoption of SFAS 123R, net of taxes	0.04	0.01	0.15	0.01
Add: Acquisition-related incentive, net of taxes	0.07	--	0.07	--
Add (Subtract): Derivative interest, net of taxes	0.01	(0.01)	(0.04)	(0.01)
Deduct: Tax benefit	--	--	(0.30)	(0.29)
Diluted earnings per share from continuing operations, as adjusted	$0.41	$0.34	$1.52	$1.24

2007 Guidance Update
Guidance
2007
Diluted earnings per share from continuing operations	$1.53-$1.63
Add: Share-based compensation arising from adoption of SFAS 123R, net of taxes	0.20
Derivative interest, net of taxes	0.02
Diluted earnings per share from continuing operations, as adjusted	$1.75-$1.85